UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 24, 2012

Computer Vision Systems Laboratories, Corp.
(Exact name of registrant as specified in its charter)

Florida	000-52818	454561241
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Plaza Real South, Boca Raton, Florida	33432
(Address of Principal Executive Offices)	(Zip Code)

(888) 406-5743
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K (“Current Report”) contains forward-looking statements that involve risks and uncertainties. All statements other than statements of historical fact contained in this Current Report, including statements regarding future events, our future financial performance, business strategy, and our plans and objectives for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” or “will” or the negative of these terms or other comparable terminology. Although we do not make forward-looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only expectations and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” in our Annual Report on Form 10-K for our most recent ended fiscal year and those discussed in other documents we file with the Securities and Exchange Commission (the “SEC”), which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements to differ from expectations. Moreover, we operate in a very competitive and rapidly changing industry. New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements.

We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short term and long term business operations, and financial needs. These forward-looking statements are subject to certain risks and uncertainties that could cause our actual results to differ materially from those reflected in the forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this Current Report, and in particular, the risks discussed in our Annual Report on Form 10-K for our most recent ended fiscal year under the heading “Risk Factors” and those discussed in other documents we file with the SEC that may be incorporated into this Current Report by reference. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this Current Report may not occur and actual results could differ materially and adversely from those anticipated or implied in forward-looking statements.

You should not place undue reliance on any forward-looking statement, each of which speaks only as of the date of this Current Report. Before you invest in our common stock, you should be aware that the occurrence of the events contemplated by the disclosures in this Current Report could negatively affect our business, operating results, financial condition and stock price. Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this Current Report to conform our statements to actual results or changed expectations.

Item 1.01. Entry into a Material Definitive Agreement.

On August 24, 2012, we entered into an agreement (the “Share Exchange Agreement”) with Happenings Communications Group, Inc., a Texas corporation (the “HCG”), and Rochon Capital Partners, Ltd., a Texas limited partnership and the sole shareholder of HCG (“Rochon Capital”).

The following is a brief description of the terms and conditions of the Share Exchange Agreement and the transactions contemplated thereunder that are material to us.  The information below is a summary of the Share Exchange Agreement, and does not purport to be complete, and is qualified in its entirety by reference to the full text of the Share Exchange Agreement, which we have attached as Exhibit 10.10 to this Current Report on Form 8K.

We caution you against making investment decisions based on any expectation that the transactions (the “Transactions”) contemplated by the Share Exchange Agreement will be consummated, because such expectations are speculative.  There is no assurance that the Transactions will be completed.

Under the terms of the Share Exchange Agreement, the closing (the “Closing”) will occur in two tranches as discussed below.

The Share Exchange Agreement provides that the following will occur at the first closing (the “First Tranche Closing”):

(i) All of our current officers and directors will resign;

(ii) John P. Rochon will be appointed as our Chief Executive Officer and sole director and serve as Chairman of our Board of Directors;

(iii) Our Board of Directors shall select our new Chief Financial Officer;

(iv) We will issue an aggregate of 438,086,034 shares of our restricted common stock to Rochon Capital, which will in the aggregate represent 88% of the outstanding shares of our common stock on a Fully-Diluted Basis (as defined in the Share Exchange Agreement);

(v) Rochon Capital will transfer one thousand (1,000) shares of HCG’s common stock, representing 100% of HCG’s outstanding capital stock, to us and HCG will become our wholly-owned subsidiary; and

(vi) We will conduct the operations of HCG.

We presently have and at the time of the First Tranche Closing, will have 49,626,292 shares of our common stock issued and outstanding. After the issuance of the 438,086,034 common shares to Rochon Capital at the First Tranche Closing, we will have 487,712,326 common shares outstanding.

Under the terms of the Share Exchange Agreement, at the First Tranche Closing, we will pay up to $75,000, to Infrared Sciences Corp., a Delaware corporation (“Infrared”) pursuant to our agreement with Infrared dated July 11, 2011, as more fully described in our Current Report on Form 8-K filed with the SEC on July 14, 2011.  Infrared is controlled by Thomas DiCicco, our current Chief Executive Officer and director as well as the holder of approximately twenty five percent (25%) of our outstanding common shares.  The Share Exchange Agreement provides that within 90 days after the First Tranche Closing, at our option, we may either pay any remaining sums due to Infrared or, in lieu of such payment, we may transfer the rights we hold in the Sentinel Breast Scan and the Steerable Guidewire, to Infrared. In such event, our operations will no longer include commercialization and distribution of the Sentinel BreastScan and Guidewire.

The First Tranche Closing

The First Tranche Closing will occur on the later of: (i) the tenth business day following the date on which we file a Schedule 14F-1 with the SEC with respect to the change of the majority of our Board of Directors; (ii) FINRA approval of the Agreement; or (iii) the first business day following the satisfaction or waiver of all conditions and obligations of the parties to consummate the Transactions or on such other date and at such other time as the parties may mutually determine.

Second Tranche Closing

As soon as practicable after the First Tranche Closing, the Share Exchange Agreement provides that we will take all action necessary to file an amendment (the “Amendment”) to our Articles of Incorporation to: (a) increase our  authorized shares of common stock from four hundred ninety million (490,000,000) to five billion (5,000,000,000) and (b) change our name to “Cloud Ventures, Inc.” or such other similar name as is available and determined by our Board of Directors.

Upon the effectiveness of the Amendment, we will issue additional shares of our common stock to Rochon Capital at the Second Tranche Closing (as defined below) so that Rochon Capital will own 95% of our common stock outstanding on a Fully-Diluted Basis.

The second closing (the “Second Tranche Closing”) shall occur on the later of: (i) the twentieth business day following the date on which we file a definitive Schedule 14C with the SEC; (ii) the date FINRA approves the Amendment; or (iii) the first business day following the satisfaction or waiver of all conditions and obligations of the parties to consummate the Transactions or on such other date and at such other time as the parties may mutually determine.

Additional Terms of the Share Exchange Agreement

The Share Exchange Agreement provides for customary conditions and covenants, including but not limited to:

(i) The representations and warranties of each party shall be true in all material respects on and as of the First Tranche Closing with the same force and effect as though made on and as of the First Tranche Closing.

(ii) Each party to the Share Exchange Agreement shall have completed its legal, accounting and business due diligence of the other and the results thereof shall be satisfactory to each party in its sole and absolute discretion.

(iii) We shall have executed and delivered to Rochon Capital a Registration Rights Agreement, as described below, at the First Tranche Closing.

(iv) Our common stock shall have been continuously quoted by the OTC Markets interdealer quotation system under the OTCQB disclosure tier and no reason shall exist as to why such status shall not continue immediately following the First Tranche Closing.

(v) Until the First Tranche Closing, neither we nor Rochon Capital shall directly or through any representative solicit or respond favorably to any solicitation from or otherwise enter into negotiations or reach any agreement with any person or entity regarding a merger or consolidation, sale of assets, or sale of capital stock or options, convertible securities, convertible debt, or other rights to acquire capital stock.

(vi) At the First Tranche Closing, the holders of a majority of our issued and outstanding shares of our common stock shall have executed a written consent authorizing and approving the Amendment and directing that all action be taken by our officers to cause the Amendment to be executed and filed and effective as required by law.

(vii) After the First Tranche Closing, our newly appointed management shall cause us to timely file:  (i) a current report on Form 8-K, and attach as exhibits all relevant agreements with the SEC and other required disclosure regarding the Transactions; (ii) a Schedule 14C with the SEC with respect to the Amendment; and (iii) such notices with FINRA as required by FINRA Rule 6490 with respect to the Amendment.

(viii) Each party shall permit representatives of the other to have full access to all premises, properties, personnel, books, records (including Tax records), contracts, and documents of or pertaining to such Party.

(ix) Until the First Tranche Closing date, we and HCG shall operate only in the ordinary and usual course of business consistent with their respective past practices, and shall use reasonable commercial efforts to (a) preserve intact their respective business organizations, (b) preserve the good will and advantageous relationships with customers, suppliers, independent contractors, employees and other persons material to the operation of their respective businesses and (c) not permit any action or omission that would cause any of their respective representations or warranties contained in the Share Exchange Agreement to become inaccurate or any of their respective covenants to be breached in any material respect.

Registration Rights Agreement

Under the Registration Rights Agreement, we will grant Rochon Capital certain registration rights related to shares of our common stock acquired by Rochon Capital under the Share Exchange Agreement (“Company Shares”).  The Registration Rights Agreement provides that, at any time after the date of the Registration Rights Agreement, holders of at least 25% of the Company Shares then outstanding may request registration on Form S-1 under the Securities Act of 1933, as amended (the “Securities Act”).  We will then be required to cause a registration statement to be filed within thirty days after the initial request for registration, and must use our best efforts to cause such registration statement to be declared effective by the SEC as soon as practical thereafter.  We also must use our best efforts to qualify and remain qualified to register securities under the Securities Act pursuant to a registration statement on Form S-3.

The Registration Rights Agreement also provides holders of Company Shares “piggy-back” registration rights to participate in other registered offerings of our capital stock, subject to certain limitations.

We agreed to indemnify the holders of Company Shares and their affiliates against certain liabilities, including the liabilities under the Securities Act and for losses relating to material omissions or misstatements with respect to information provided by us.  The holders of Company Shares participating in a registration have agreed to indemnify us for losses under securities laws for any material omissions or misstatements with respect to information provided by such holder for inclusion in a registration statement, subject to certain limitations.

The foregoing description of the Registration Rights Agreement is qualified in its entirety by reference to the full text of the Registration Rights Agreement, the form of which is attached hereto as Exhibit 10.11 and incorporated herein by reference.

Post-Closing Restrictions

Until the first anniversary of the Second Tranche Closing, we may not implement a reverse stock split; provided, however, we may implement a reverse split prior to such time if the split is approved in connection with or following our acquisition of another business in exchange for our common stock that has trailing twelve (12) month revenues of at least $15,000,000. In any permitted reverse stock split, the ratio of the reverse split shall not exceed one (1) new share for every ten (10) shares of common stock outstanding.

From and after the Second Tranche Closing and until the earlier of (i) the first anniversary of the Second Tranche Closing date or (ii) the first date that we have acquired a business or company with trailing twelve (12) months revenues of at least $25,000,000, other than the shares of common stock to be issued to Rochon Capital at the Second Tranche Closing, we will not issue shares of our common stock to any person or entity unless such issuance is in exchange for the assets or equity of another entity that is not an affiliate of Rochon Capital and either has assets of at least $1,000,000 or trailing twelve (12) month revenues of at least $2,000,000 (an “Acquisition”); provided, that we may declare stock dividends and issue shares of our common stock to Rochon Capital or its affiliates for other than cash in an amount not to exceed ten percent (10%) of the shares of common stock issued pursuant to all Acquisitions.

Management Biographies

John P. Rochon

John P. Rochon is the founder and Chairman of Richmont Holdings, Inc. (“Richmont Holdings”), a private investment and business management company that has offered proprietary techniques for operational, financial, strategic business planning, marketing, and sales strategies for small and large companies since 2001.  Since 2007, Mr. Rochon has led Richmont Holdings and procured sales and marketing relationships with a variety of companies. Mr. Rochon is the Founder of the Rochon Premium Brands line of gourmet foods. Mr. Rochon is an investor, member of the Board of Directors (since 2008), and member of the Conduct Review and Risk Policy Committee and the Human Resources Committee and the Compensation Committee of Jameson Bank, a chartered “Schedule I” financial institution regulated under the Federal Bank Act in Canada. Mr. Rochon holds a Bachelor of Science degree in chemistry and biology from the University of Toronto and holds a Master of Business Administration degree from the University of Toronto.

Prior to forming Richmont Holdings, Mr. Rochon held a variety of positions with Mary Kay.  Mr. Rochon joined Mary Kay in 1980 and became chief financial officer in 1984.  During 1985, Mr. Rochon arranged the financing and led the execution of the leveraged buyout of Mary Kay.  Mr. Rochon subsequently served as Vice Chairman and Chief Financial Officer of Mary Kay from 1987 until 1991 and then served as Chairman and Chief Executive Officer from 1991 until 2001.

Mr. Rochon also is a director of AL International, Inc., a global direct marketer of lifestyle and nutritional products, as well as gourmet coffee.

Description of Our Existing Business

Corporate Overview

We are a Florida corporation originally formed in the state of Delaware on April 26, 2007.  We were formed to engage in the licensing of manufacturing and distribution of a maneuverable-coiled guidewire which has remained our core product since inception.

We hold a patent from the United States Patent and Trademark Office which was granted on November 28, 2006, entitled the “Maneuverable-Coiled Guidewire” (United States Patent No. 7,141,024). The invention is characterized by a maneuverable-coiled guidewire. A guidewire is a slender flexible metal wire with a very soft tip (usually made of a coil) that can be bent prior to the insertion into the arteries. The surgeon, by twirling and manipulating it back and forth, tries to insert the tip into the desired branch when in a bifurcation. The invention is based on the “Buckling” theory in which the tip is bent according to the force applied to it. The guidewire was successfully fabricated and we created a demonstrative video of the guidewire in January of 2012.

In July of 2011, we acquired rights to license and distribute a product known as the Sentinel BreastScan.

In January of 2012, we fabricated a new lot of first generation guidewires and we continue to refine the manufacturing process for higher volume yield. We also began fabrication of a second generation guidewire (work in process) and we worked on development of new fabrication techniques and are conducting evaluations of the various methods of fabrication techniques.

After fabrication of the guidewire, we identified potential products for the guidewire technology, selected trademark names and applied for trademark protection with the US Patent and Trademark Office. In January of 2012, we consulted with a neurosurgeon on the design /utility of the guidewire which resulted in us filing for two additional patents for the design.

Since February 2012, our marketing representative met with representatives of 6 companies to demonstrate samples of our guidewire products. Since fabrication of the first generation guidewire, we have sent samples to 8 additional companies who expressed an interest in the product.

Our Chief Executive Officer, contacted manufacturers and entered into 10 non-disclosure agreements in order for these manufacturers to receive and review samples of our guidewire device. In February of 2012, Mr. DiCicco provided the first live demonstration of our working guidewire product to a neurosurgeon experienced with the use of guidewires in neurosurgery, as well as the CEO of a major manufacturer of guidewire products.

We filed a provisional patent application on February 15, 2012, which was assigned application number 61/599,064. We filed a second provisional patent application on March 28, 2012, which was assigned application number 61/616,528. Both applications covered improved and alternate techniques for the guidewire tip activation, a hand held torquing device, and remedies for shortcomings in our main guidewire patent.  Development of these patents was conducted by our Chief Executive Officer.

From March 31, 2012 through June 30, 2012, we continued to test manufacturing techniques to improve our guidewire yield.

We located Mound Laser, to manufacture two different designs for our guidewire tip and we placed a purchase order for the two designs on January 6, 2012.

We provided the two prototype tips from Mound Laser to Custom Wire Technologies, our guidewire manufacturer for final fabrication and test of the new design in July of 2012.

We are presently obtaining quotes for similar tip fabrication for a much smaller diameter guidewire, which is suited for applications in neurosurgery.

The Sentinel BreastScan System

On July 11, 2011, we entered into an agreement (the “Agreement”) with Infrared, controlled by Thomas DiCicco, currently our Chief Executive Officer and a director.  Pursuant to the agreement we: (i) obtained an exclusive ten-year worldwide license to use, develop, modify and commercialize certain non-patented technology, equipment and other property known as the Sentinel BreastScan; and (ii) acquired rights to use, license and commercialize the Infrared Sciences, Sentinel BreastScan and BreastScan IR Trademark and/or Service marks.  Under the terms of the agreement, we were required to pay $250,000, of which $75,000 is outstanding.   There are presently three physicians in South Florida using our Sentinel BreastScan System.  We have good standing for the Sentinel BreastScan under the U.S. Food and Drug Administration’s 510k registration.

Moving forward, if the transactions contemplated by the Share Exchange Agreement are completed, we will continue to evaluate the development and commercialization of the guidewire and Sentinel BreastScan.  In addition, following the Closing, we will conduct the business of HCG under the management of our newly appointed officers and directors.

Happenings Communications Group

Corporate Overview

HCG was incorporated in March 1996 in the State of Texas under the name “JPR Publications Corp.”  In January 2000, its name was changed to “Happenings Communications Group, Inc.”  HCG’s principal office is located at 115 North State Street, Clark’s Summit, Pennsylvania and its phone number is (570) 587-3532.

HCG acquired Happenings Magazine and the related business and operations in 1996.  HCG expanded the print version of Happenings Magazine to include its current digital version.  HCG does not have any subsidiaries or any joint ventures or partnerships with third parties.  As of the filing date of this Current Report, the sole shareholder of HCG is Rochon Capital.

Business

HCG operates in the publishing and advertising industry with the primary business purpose of publishing a monthly magazine, Happenings Magazine, which was first published in 1969. HCG also provides advertising agency and creative services to the general public.

HCG distributes its magazine monthly, at no cost to readers, at over 800 locations in the northeastern Pennsylvania area.  HCG prints over 30,000 copies of Happenings Magazine each month and, because of multiple readership, connects with over 100,000 readers. HCG also maintains a digital companion to the print version of Happenings Magazine at Happeningsmagazinepa.com.  Online readers can subscribe to the digital version for free automatic monthly delivery or view Happenings Magazine at its website.  HCG supports its magazine online via Facebook, Twitter and YouTube.

Happenings Magazine is published on the first day of each month.  The content of both print and digital editions of Happenings Magazine showcase, for the northeastern Pennsylvania area, arts, sports and entertainment events and attractions; travel, food and hospitality offerings; profiles about people in the community; charity events and volunteer opportunities; home and garden articles; as well as features concerning education, health and medicine, law and business.  Its circulation includes the communities of Wilkes-Barre and Scranton and the nearby Pocono Mountain resort region.  Happenings Magazine is generally 150 pages in length and is printed in full color on glossy 10.5” x 7.25” paper and is bound.

The advertising and creative services provided by HCG include strategy development, video production, digital marketing, website design and social media.  Additional advertising agency services focus on print and include the design and production of newsletters, guidebooks, brochures and directories.  HCG’s art director and staff also assist clients by creating and designing marketing presentations, corporate logos and other design services.

HCG generates between 85% and 90% of its revenue from the sales of advertising in Happenings Magazine.  The remaining approximately 10-15% of revenue is generated from creative services and special publications.  For the six months ended June 30, 2012, HCG generated $449,804 in total revenue.  In calendar year 2011, HCG generated $876,238 in revenue.

Client Relationships

Happenings Magazine’s advertisers span a broad range of industries including the retail, entertainment, hospitality, medical, education and legal industries.  The August 2012 edition of Happenings Magazine had approximately 175 individual advertisers.  Examples of advertisers include the Wilkes-Barre General Hospital, Fidelity Bank, The Mall at Steamtown, Oliver, Price & Rhodes law firm and the Radisson Hotel in Scranton.

HCG generally enters into written agreements with its advertisers pursuant to which it agrees to place advertising for the client in the digital and/or print versions of Happenings Magazine. The terms of the agreements with the advertisers are negotiated on a contract-by-contract basis.  Clients are given incentives to enter into multiple placement agreements and are encouraged to place larger ads.

Creative services clients include Tyler Memorial Hospital, Dougherty, Leventhal & Price, LLP, Susquehanna County and the Scranton Chamber of Commerce. The Company annually publishes the Scranton Chamber of Commerce Directory.

Board of Directors and Management

John P. Rochon and Paula Mackarey are members of the Board of Directors of HCG.  John P. Rochon serves as Chairman of HCG’s Board of Directors.  Paula Mackarey is HCG’s President and Publisher and oversees the day to day operations of HCG.

Ms. Mackarey began working in the publishing industry in 1991 and started at HCG in 1994 as its President and Publisher.  She studied at Marywood University.  She is involved with Greater Scranton Chamber of Commerce (Board Member), Scranton Counseling Center, Workforce Investment Board; Hospitality Sales and Marketing Association International (Past President), NEPA Ad Club, and is a Past board member of United Cerebral Palsy, Lackawanna Historical Society, Abington Business and Professional Association.  She was named one of the Top 50 Women in Business in Pennsylvania.

Ms. Mackarey is the sister of Mr. Rochon.

Employees

As of August 1, 2012, HCG employed approximately 10 full-time employees and approximately five part-time employees.  The employees include the publisher, a managing editor, an associate editor and an office manager.

HCG management and a sales staff of five account representatives maintain contact with area businesses, educational institutions, hotels and resorts, entertainment venues, hospitals, medical practices and the like to sell ads in each monthly publication.  The editorial staff is responsible for the content of Happenings Magazine.

HCG believes its relations with its employees are good.

Capitalization

The authorized common stock of HCG consists of 1,000,000 shares with a par value of $0.01. As of the date of August 28, 2012, there are 1,000 shares of common stock issued and outstanding. HCG is not authorized to issue preferred shares.

Dividends
HCG has not paid any dividends during its existence.

Line of Credit

HCG has a $25,000 revolving line of credit with Pennstar Bank, a division of NBT Bank, NA, which renews annually unless either party terminates the line of credit.  The line of credit is collateralized by HCG’s assets.

Trademarks and Patents

HCG has not registered any trademarks or service marks.  It uses the trade name “Happenings Magazine” for its magazine.  HCG believes that the name of the magazine is widely recognized throughout northeastern Pennsylvania area.  HCG is not aware of any actions against the use of such name and has not received any notice or claim of infringement in respect of such name.

HCG presently has no patents.

Governmental Regulation

HCG’s business is not subject to any specific government regulations.

Properties

HCG’s principal office is located at 115 North State Street, Clark’s Summit, Pennsylvania. HCG leases space pursuant to an office lease on a month-to-month basis.

Environmental Matters

HCG’s operations are not subject environmental regulations.

Legal proceedings

HCG is not involved in any legal proceedings.  HCG believes that it has conducted its business in substantial compliance with all applicable laws.

Accounting Treatment; Change of Control

The Transaction will be accounted for as a “reverse acquisition,” as the former shareholders of HCG will own a majority of our outstanding common stock immediately following the Transaction. As a result of the issuance of shares of our common stock pursuant to the Transaction, a change in control of our Board of Directors and shareholder voting control will occur on the date of the consummation of the First Tranche Closing. Except as described herein, no arrangements or understandings exist among present or former controlling shareholders with respect to the election of members of our Board of Directors and, to our knowledge, no other arrangements exist that might result in a future change of control.  We will continue to be a “smaller reporting company,” as defined under the Securities Exchange Act of 1934, as amended, following the Transaction.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.10	Share Exchange Agreement, by and among Computer Vision Systems Laboratories Corp., a Florida corporation, Happenings Communications Group, Inc., a Texas corporation, and Rochon Capital Partners, Ltd., a Texas limited partnership

10.11	Form of Registration Rights Agreement, by and between Computer Vision Systems Laboratories Corp., a Florida corporation, and Rochon Capital Partners, Ltd., a Texas limited partnership

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Computer Vision Systems Laboratories, Corp.

Dated: August 30, 2012	By:	/s/ Thomas DiCicco
President, Chief Executive Officer, Chief Financial Officer and Director
(Principal Executive Officer)